                           SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant /X/
Filed by a party other than the Registrant / /

Check the appropriate box:
/ /  Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to 240.14a - 11(c) or 240.14a - 12

                    Hansen Natural Corporation
-------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

-------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

     (1) Title of each class of securities to which transaction applies:
          ---------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
          ---------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
          ---------------------------------------------------------------------
     (4) Proposed maximum aggregrate value of transaction:
          ---------------------------------------------------------------------
     (5) Total fee paid:
          ---------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1)  Amount Previously Paid:
          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:
          ---------------------------------------------------------------------
     (3)  Filing Party:
          ---------------------------------------------------------------------
     (4)  Date Filed:
          ---------------------------------------------------------------------

                           HANSEN NATURAL CORPORATION
                         2380 Railroad Street, Suite 101
                          Corona, California 92880-5471


                         ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD SEPTEMBER 24, 1999


                                                                 August 24, 1999



Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Hansen Natural Corporation to be held on Friday, September 24, 1999 at 3:00 p.m., at the Board Room, Suite 101, 2380 Railroad Street, Corona, California 92880-5471.

In addition to the specific matters to be voted on at the meeting, there will be a report on the Company's business and an opportunity for stockholders of the Company to ask questions. I hope that you will be able to join us. If you are unable to attend, I strongly urge you to complete your enclosed proxy. Your vote is very important.

                                                     Sincerely,

                                                     /s/ Rodney C. Sacks

                                                     Rodney C. Sacks
                                                     Chairman of the Board

                           HANSEN NATURAL CORPORATION

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD SEPTEMBER 24, 1999


TO THE STOCKHOLDERS OF THE COMPANY:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Hansen Natural Corporation ("Hansen" or the "Company") will be held on Friday, September 24, 1999 at 3:00 p.m., at the Board Room, Suite 101, 2380 Railroad Street, Corona, California 92880-5471, for the following purposes:

     1. To elect six directors to hold office until the next annual meeting of stockholders of the Company.

     2. To ratify the appointment of Deloitte & Touche as independent auditors of the Company for the year ending December 31, 1999.

     3. To approve and adopt an amendment to the Company's Stock Option Plan.

     4. To transact such other business as may properly come before the meeting or any adjournment thereof.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

          Only stockholders of the Company of record at the close of business on July 28, 1999 are entitled to notice of and to vote at the meeting and any adjournment thereof.

         All stockholders of the Company are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. You may revoke your voted proxy at any time prior to the meeting or vote in person if you attend the meeting.

         A copy of the Company's Annual Report to Stockholders of the Company is enclosed.

                                                     Sincerely,

                                                     /s/ Rodney C. Sacks
                                                     Rodney C. Sacks
                                                     Chairman of the Board

Corona, California
August 24, 1999

     IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

                           HANSEN NATURAL CORPORATION

               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

                 INFORMATION CONCERNING SOLICITATION AND VOTING

General

         The enclosed Proxy is solicited on behalf of Hansen Natural Corporation ("Hansen" or the "Company") for use at the Annual Meeting of Stockholders of the Company to be held Friday, September 24, 1999 at 3:00 p.m. local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders of the Company. The Annual Meeting of Stockholders of the Company will be held at the Board Room, Suite 101, 2380 Railroad Street, Corona, California 92880-5471.

         These proxy solicitation materials are being mailed on or about August 24, 1999, together with the Company's 1998 Annual Report to Stockholders of the Company, to all stockholders of the Company entitled to vote at the meeting.

Record Date and Principal Stockholders

         Holders of record of Common Stock at the close of business on July 28, 1999 are entitled to notice of and to vote at the meeting. There are no other outstanding voting securities of the Company. At the record date, 9,970,845 shares of the Company's common stock were issued and outstanding. The following table sets forth, as of the most recent practical date (July 28, 1999), those persons known to the Company to be the beneficial owners of more than 5% of the Company's common stock:

         Name and Address                   Amount and Nature of       Percent
         of Beneficial Owner                Beneficial Ownership       of Class

         Brandon Limited Partnership No.1(1)     680,899                   6.8%

         Brandon Limited Partnership No.2(2)   2,831,667                  28.4%

         Rodney C. Sacks(3)                    3,947,066(4)               39.4%

         Hilton H. Schlosberg(5)               3,906,163(6)               39.0%





(1)  The mailing address of Brandon  Limited  Partnership No. 1 ("Brandon
     No. 1") is P.O. Box 30749, Seven Mile Beach, Grand Cayman, British West Indies. The general partners of Brandon No. 1 are Rodney C. Sacks and Hilton H. Schlosberg.

(2)  The mailing address of Brandon  Limited  Partnership No. 2 ("Brandon
     No. 2") is P.O. Box 30749, Seven Mile Beach, Grand Cayman, British West Indies. The general partners of Brandon No. 2 are Rodney C. Sacks and Hilton H. Schlosberg.

(3) The mailing address of Mr. Sacks is 2380 Railroad Street, Suite 101, Corona, California 92880-5471.

(4) Includes 387,500 shares of the Company's common stock owned by Mr. Sacks; 680,899 shares beneficially held by Brandon No. 1 because Mr. Sacks is one of Brandon No. 1's general partners; and 2,831,667 shares beneficially held by Brandon No. 2 because Mr. Sacks is one of Brandon No. 2's general partners. Also includes options to purchase 37,500 shares of the Company's common stock exercisable at $1.59 per share granted pursuant to a Stock Option Agreement dated January 30, 1998; and options presently exercisable to purchase 9,500 shares of the Company's common stock, out of options to purchase a total of 100,000 shares, exercisable at $4.25 per share, granted pursuant to a Stock Option Agreement dated February 2, 1999 between the Company and Mr.
     Sacks.

     Mr. Sacks disclaims beneficial ownership of all shares deemed beneficially owned by him hereunder except (i) 387,500 shares of the Company's common stock, (ii) the 137,500 shares presently issuable under the Plan and (iii) his proportionate interest as a shareholder in the following shares beneficially owned by Hazelwood Investments Limited, a company controlled by Mr. Sacks and his family ("Hazelwood"): (a) the 243,546 shares held by Brandon No. 1 allocable to Hazelwood's limited partnership interest in Brandon No. 1 and (b) the 250,000 shares held by Brandon No. 2 allocable to Hazelwood's limited partnership interest in Brandon No. 2.

(5) The mailing address of Mr. Schlosberg is 2380 Railroad Street, Suite 101, Corona, California 92880-5471.

(6) Includes 346,597 shares of the Company's common stock owned by Mr. Schlosberg; 680,899 shares beneficially held by Brandon No. 1 because Mr. Schlosberg is one of Brandon No. 1's general partners; and 2,831,667 shares beneficially held by Brandon No. 2 because Mr. Schlosberg is one of Brandon No. 2's general partners. Also includes options to purchase 37,500 shares of the Company's common stock exercisable at $1.59 per share granted pursuant to a Stock Option Agreement dated January 30, 1998 between the Company and Mr. Schlosberg; and options presently exercisable to purchase 9,500 shares of the Company's common stock, out of options to purchase a total of 100,000 shares, exercisable at $4.25 per share, granted pursuant to a Stock Option Agreement dated February 2, 1999 between the Company and Mr. Schlosberg.

     Mr. Schlosberg disclaims beneficial ownership of all shares deemed beneficially owned by him hereunder except (i) 346,597 shares of the Company's common stock, (ii) the 137,500 shares presently issuable under the Plan and (iii) his proportionate interest as a shareholder in the following shares beneficially owned by Brandon Securities Limited, a company controlled by Mr. Schlosberg and his family: (a) the 247,911 shares held by Brandon No. 1 allocable to Brandon Securities Limited's limited partnership interest in Brandon No 1 and (b) the 250,000 shares held by Brandon No. 2 allocable to Brandon Securities Limited's limited partnership interest in Brandon No. 2.


Section 16(a) Reports

          Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file by specific dates with the Securities and Exchange Commission (the "SEC"), initial reports of ownership and reports of changes in ownership of equity securities of the Company, Officers, directors and greater than 10% stockholders of the Company are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms that they file.

          To the Company's knowledge, based solely on review of copies of such reports furnished to the Company during the two fiscal years ended December 31, 1998, all Section 16(a) filing requirements applicable to the Company's officers, directors and greater than 10% stockholders of the Company were complied with.

Revocability of Proxies

   Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or duly executed proxy bearing a later date or by attending the meeting and voting in person.

Voting and Solicitation

   In accordance with the Company's by-laws, directors shall be elected by the affirmative vote of a plurality of the votes cast in person or by proxy by the holders of shares entitled to vote in the election at the Annual Meeting of Stockholders of the Company, and the adoption of the amendment to the Company's Stock Option Plan (the "Plan") and the ratification of Deloitte & Touche as independent auditors shall be by the affirmative vote of the majority of the shares voting on the proposal in person or by proxy at the Annual Meeting of Stockholders of the Company, in each case, provided a quorum is present. Thus, abstentions and broker non-votes will not be included in vote totals and will have no effect on the outcome of the vote. No stockholder shall be entitled to cumulate votes.

   The cost of soliciting proxies will be borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone, telegram or letter.

Deadline for Receipt of Stockholder Proposals

   It is presently intended that next year's Annual Meeting of Stockholders of the Company will be held in June of 2000. Accordingly, proposals of stockholders of the Company which are intended to be presented by such stockholders of the Company at next year's Annual Meeting of Stockholders must be received by the Company by no later than February 28, 2000 in order that they may be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

                                  PROPOSAL ONE
                              ELECTION OF DIRECTORS

Nominees

   A Board of six directors is to be elected at the meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's six nominees named below, all of whom are presently directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting of Stockholders, the proxies will be voted for any nominee who shall be designated by the present Board of directors of the Company to fill the vacancy. The Company is not aware of any nominee who will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until a successor has been elected and qualified.

   The names of the nominees, and certain information about them, are set forth below.
   Name of Nominee                          Age               Director Since

   Rodney C. Sacks...........................49                   1990
   Hilton H. Schlosberg......................46                   1990
   Benjamin M. Polk..........................48                   1990
   Norman C. Epstein.........................58                   1992
   Harold C. Taber, Jr.......................60                   1992
   Mark S. Vidergauz.........................46                   1998

   Set forth below is a description of each nominee's principal occupation and business background during the past five years.

   Rodney C. Sacks has been Chairman, Chief Executive Officer and director of the Company from November 1990 to the present. Member of the Executive Committee of the Board of Directors of the Company since October 1992. Chairman and a director of Hansen Beverage Company ("HBC") from June 1992 to the present. Chief Financial Officer of the Company from November 1990 to July 1996.

   Hilton H. Schlosberg has been Vice Chairman, President, Chief Operating Officer, Secretary, and a director of the Company from November 1990 to the present. Chief Financial Officer of the Company since July 1996. Member of the Executive Committee of the Board of Directors of the Company since October 1992. Member of the Audit Committee of the Board of Directors of the Company since September 1997. Vice Chairman and a director of HBC from July 1992 to the present. Director and/or Deputy Chairman of AAF Industries PLC, a United Kingdom publicly quoted industrial group, from June 1990 until April 1995.

   Benjamin M. Polk has been a director of the Company from November 1990 to the present. Assistant Secretary of HBC since October 1992 and a director of HBC since July 1992. Member of the Audit Committee of the Board of Directors of the Company since September 1997. Member of the Compensation Committee of the Board of Directors of the Company from April 1991 until September 1997. Partner with Whitman Breed Abbott & Morgan LLP (New York, New York) where Mr. Polk has practiced law with that firm and its predecessor, Whitman & Ransom, from August 1976 to the present.

   Norman C. Epstein has been a director of the Company and member of the Compensation Committee of the Board of Directors of the Company since June 1992. Member and Chairman of the Audit Committee of the Board of Directors of the Company since September 1997. Director of HBC since July 1992. Director of Integrated Asset Management Limited, a company listed on the London Stock Exchange since June 1998. Managing Director of Cheval Acceptances, a mortgage finance company based in London, England. Partner with Moore Stephens, an international accounting firm, from 1974 to December 1996 (senior partner beginning 1989 and the managing partner of Moore Stephens, New York from 1993 until 1995).

   Harold C. Taber, Jr. has been a director of the Company since July 1992. Consultant to the Company from July 1, 1997 to the present. Consultant to The Joseph Company from September 1997 to the present. President and Chief Executive Officer and a director of HBC from July 1992 to June 1997. On June 30, 1997, Mr. Taber resigned from his employment as well as director, President and Chief Executive Officer of HBC. In addition, effective June 30, 1997, Mr. Taber resigned as a member of the Executive Committee on which he served since October 1992.

   Mark S. Vidergauz has been a director of the Company and member of the Compensation Committee of the Board of Directors of the Company since June 1998. Managing director and head of the Los Angeles office of ING Baring Furman Selz LLC, a diversified financial services institution headquartered in the Netherlands. Prior to joining ING Baring Furman Selz LLC in April 1995, Mr. Vidergauz was a managing director at Wedbush Morgan Securities, an investment banking firm in Los Angeles, from 1991 to 1995. Prior to joining Wedbush, Mr. Vidergauz was a corporate finance attorney in the Los Angeles office of O'Melveny & Meyers.

Security Ownership of Management

   The following table sets forth information as to the beneficial ownership of shares of Common Stock as at July 28, 1999 held by persons who are directors of the Company naming them, and as to directors and officers of the Company as a group, without naming them.

Name of                          Amount and Nature               Percent
Beneficial Owner                 of Beneficial Owner             of Class

Rodney C. Sacks                     3,947,066(1)                     39.4%

Hilton H. Schlosberg                3,906,163(2)                     39.0%

Harold C. Taber, Jr.                  106,419(3)                      1.1%

Benjamin M. Polk                       25,600(4)                        *%

Norman C. Epstein                      13,149(5)                        *%

Mark S. Vidergauz                       4,000(6)                        *%

Officers and Directors as a group (6 members:
4,489,831 shares or 45.5% in aggregate)(7)
-------------
*Less than 1%

     THE BOARD OF DIRECTORS URGES STOCKHOLDERS TO VOTE "FOR" EACH OF THE NOMINEES FOR DIRECTOR SET FORTH ABOVE.

(1) Includes 387,500 shares of the Company's common stock owned by Mr. Sacks; 680,899 shares beneficially held by Brandon No. 1 because Mr. Sacks is one of Brandon No. 1's general partners; and 2,831,667 shares beneficially held by Brandon No. 2 because Mr. Sacks is one of Brandon No. 2's general partners. Also includes options to purchase 37,500 shares of the Company's common stock exercisable at $1.59 per share granted pursuant to a Stock Option Agreement dated January 30, 1998; and options presently exercisable to purchase 9,500 shares of the Company's common stock, out of options to purchase a total of 100,000 shares, exercisable at $4.25 per share, granted pursuant to a Stock Option Agreement dated February 2, 1999 between the Company and Mr. Sacks.

     Mr. Sacks disclaims beneficial ownership of all shares deemed beneficially owned by him hereunder except (i) 387,500 shares of the Company's common stock, (ii) the 137,500 shares presently issuable under the Plan and (iii) his proportionate interest as a shareholder in the following shares beneficially owned by Hazelwood Investments Limited, a company controlled by Mr. Sacks and his family ("Hazelwood"): (a) the 243,546 shares held by Brandon No. 1 allocable to Hazelwood's limited partnership interest in Brandon No. 1 and (b) the 250,000 shares held by Brandon No. 2 allocable to Hazelwood's limited partnership interest in Brandon No. 2.

(2) Includes 346,597 shares of the Company's common stock owned by Mr. Schlosberg; 680,899 shares beneficially held by Brandon No. 1 because Mr. Schlosberg is one of Brandon No. 1's general partners; and 2,831,667 shares beneficially held by Brandon No. 2 because Mr. Schlosberg is one of Brandon No. 2's general partners. Also includes options to purchase 37,500 shares of the Company's common stock exercisable at $1.59 per share granted pursuant to a Stock Option Agreement dated January 30, 1998 between the Company and Mr. Schlosberg; and options presently exercisable to purchase 9,500 shares of the Company's common stock, out of options to purchase a total of 100,000 shares, exercisable at $4.25 per share, granted pursuant to a Stock Option Agreement dated February 2, 1999 between the Company and Mr. Schlosberg.

     Mr.  Schlosberg   disclaims  beneficial  ownership  of  all  shares  deemed
     beneficially owned by him hereunder except (i) 346,597 shares of the Company's common stock, (ii) the 137,500 shares presently issuable under the Plan and (iii) his proportionate interest as a shareholder in the following shares beneficially owned by Brandon Securities Limited, a company controlled by Mr. Schlosberg and his family: (a) the 247,911 shares held by Brandon No. 1 allocable to Brandon Securities Limited's limited partnership interest in Brandon No 1 and (b) the 250,000 shares held by Brandon No. 2 allocable to Brandon Securities Limited's limited partnership interest in Brandon No. 2.

(3) Includes 71,137 shares of the Company's common stock owned by Mr. Taber; and 35,281.7 shares of the Company's common stock owned by the Taber Family Trust of which Mr. Taber and his wife are trustees.

(4) Includes 13,600 shares of the Company's common stock jointly owned by Mr. Polk and his wife. Also includes options to purchase 12,000 shares of the Company's common stock exercisable at $1.38 per share, granted pursuant to a Stock Option Agreement dated June 30, 1995 between the Company and Mr. Polk.

(5)  Includes 13,149 shares of the Company's common stock owned by Mr. Epstein.

(6) Includes options presently exercisable to purchase 4,000 shares of the Company's common stock, out of options to purchase a total of 12,000 shares, exercisable at $3.27 per share, granted pursuant to a Stock Option Agreement dated June 18, 1998 between the company and Mr. Vidergauz..

(7)  Shares are held indirectly to the extent indicated.

Change of Control

There are no arrangements known to the Company, the operation of which may at a subsequent date, result in a change of control of the Company.

                                  PROPOSAL TWO
               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors of the Company has selected Deloitte & Touche, independent auditors, to audit the financial statements of the Company for the year ending December 31, 1999. In the event of a negative vote on such ratification, the Board of Directors of the Company will reconsider its selection.

     Representatives of Deloitte & Touche are expected to be present at the meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions from stockholders of the Company.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" RATIFICATION OF DELOITTE & TOUCHE AS THE COMPANY'S INDEPENDENT AUDITORS.

                                 PROPOSAL THREE
                   AMENDMENT TO THE HANSEN NATURAL CORPORATION
                                STOCK OPTION PLAN

     The Board of Directors of the Company adopted a resolution to amend the Plan to provide that the aggregate number of shares of common stock issuable upon the exercise of options granted under the Plan shall be increased from 2,000,000 shares to 3,000,000 shares, subject to approval by the stockholders of the Company at the Annual Meeting of Stockholders. The amendment, if approved by the stockholders of the Company, would be effective as of January 4, 1999, the date such resolution was adopted by the Board of Directors of the Company.

     The purpose of increasing the number of shares that may be issued pursuant to options granted under the Plan from 2,000,000 (approximately 20.1% of the currently issued shares) to 3,000,000 (approximately 30.1% of the currently issued shares) is to permit the grant of a greater number of stock options to the employees of the Company. Management of the Company believes that awards of stock options are an essential ingredient of compensation for key employees.

     A copy of the resolution to be voted upon for adoption by the stockholders of the Company and the proposed amendment to the Plan are set forth in Appendix A to this proxy statement.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE HANSEN NATURAL CORPORATION STOCK OPTION PLAN.

                                   MANAGEMENT

Board Meetings and Committees

     The Board of Directors of the Company held two meetings during the period January 1, 1998 to December 31, 1998. Each of the then incumbent directors attended such meetings, other than Norman C. Epstein and Benjamin M. Polk who did not attend one of the meetings, but was available telephonically, and Harold
C. Taber who did not attend the other meeting, but was available telephonically.

     In April 1991, the Board of Directors of the Company established a Compensation Committee consisting of non-employee directors to administer the Company's Stock Option Plan ("the Plan"). The Compensation Committee presently has two members, Norman C. Epstein and Mark S. Vidergauz. The Compensation Committee did not hold any meetings during the year ended December 31, 1998. Awards granted to date by the Committee have been authorized by written consent.

     In October 1992, the Board of Directors of the Company established an Executive Committee comprised of Rodney C. Sacks, Hilton H. Schlosberg and Harold C. Taber, Jr. Following the resignation of Mr. Taber in June 1997, the Executive Committee presently has two members. The Executive Committee did not hold any meetings during the year ended December 31, 1998. Decisions made by the Executive Committee during the year ended December 31, 1998 were authorized by written consent.

     On September 10, 1997, the Board of Directors of the Company established an Audit Committee consisting of Hilton H. Schlosberg and two independent directors, Norman C. Epstein (Chairman) and Benjamin M. Polk. The Audit Committee did not hold any meetings during the year ended December 31, 1998.

Employment Agreements

     The Company entered into an employment agreement dated as of January 1, 1999, with Rodney C. Sacks pursuant to which Mr. Sacks renders services to the Company as its Chairman and Chief Executive Officer for an annual base salary of $180,000, for the twelve-month period ending December 31, 1999, increasing by a minimum of 8% for each subsequent twelve-month period during the employment period, plus an annual bonus in an amount determined at the discretion of the Board of Directors of the Company and certain fringe benefits. The employment period commenced on January 1, 1999 and ends on December 31, 2003.

     The Company also entered into an employment agreement dated as of January 1, 1999, with Hilton H. Schlosberg pursuant to which Mr. Schlosberg renders services to the Company as its Vice Chairman, President and Chief Financial
Officer, for an annual base salary of $180,000, for the twelve-month period ending December 31, 1999, increasing by a minimum of 8% for each subsequent twelve-month period during the employment period, plus an annual bonus in an amount determined at the discretion of the Board of Directors of the Company and certain fringe benefits. The employment period commenced on January 1, 1999 and ends on December 31, 2003.

     Effective June 30, 1997, Mr. Taber elected to retire and terminated his employment agreement with HBC and entered into a Severance and Consulting Agreement with the Company and HBC (the "Consulting Agreement") pursuant to which, among other matters, HBC agreed to retain Mr. Taber as a consultant for a period of two years at a fixed monthly fee of $5,000 and Mr. Taber's Stock Option Agreement with the Company dated as of June 30, 1995 was terminated and replaced with a new Stock Option Agreement with the Company dated as of June 20, 1997 (the "Replacement Stock Option Agreement"). Under the terms of the Replacement Stock Option Agreement, Mr. Taber was granted options to purchase 100,000 shares of the Company's common stock exercisable until June 30, 1999 at $1.38 per share. Mr. Taber remains a director of the Company. In addition, Mr.

Taber agreed to repay amounts owed by him to HBC under a certain promissory note by offsetting amounts owed under the note against accrued and unpaid base pay payable under Mr. Taber's employment agreement and amounts payable under the Consulting Agreement. See "Certain Relationships and Related Transactions" below.
     The preceding descriptions of the employment agreements for Messrs. Sacks and Schlosberg and the Consulting Agreement and Replacement Stock Option Agreement with Mr. Taber are qualified in their entirety by reference to such agreements which have previously been filed or incorporated by reference as exhibits to the Company's annual report on Form 10-K for the year ended December 31, 1998 and the Company's quarterly report on Form 10-Q for the period ended September 30, 1997.

Executive Compensation

     The following tables set forth certain information regarding the total remuneration earned and grants of options/SARs made to the chief executive officer and each of the four most highly compensated executive officers of the Company and its subsidiaries who earned total cash compensation in excess of $100,000 during the year ended December 31, 1998. These amounts reflect total cash compensation earned by the Company and its subsidiaries to these individuals during the fiscal years December 31, 1996 through 1998.

                           SUMMARY COMPENSATION TABLE

----------------------------------------- ---------------------------------------------- ------------------
                                                      Annual Compensation(1)             Long Term
                                                                                         Compensation(4)

                                                                                         Awards(5)
----------------------------------------- ---------------------------------------------- ------------------
                                                                            Other        Securities
                                                                           Annual        underlying
Name and Principal Positions                  Salary        Bonus(2)  Compensation($)(3) Options/SARs (#)
                                 Year          ($)           ($)
----------------------------- ----------- --------------- ----------- ------------------ ------------------
Rodney C. Sacks                  1998            160,000      34,000              5,806              75,000
Chairman, CEO                    1997            160,000           -             12,302                   -
and Director                     1996            135,000           -             10,293                   -
----------------------------- ----------- --------------- ----------- ------------------ ------------------
Hilton H. Schlosberg             1998            160,000      34,000              5,847              75,000
Vice-Chairman, CFO               1997            158,030           -              5,572                   -
President, Secretary and         1996            127,500           -              5,358                   -
Director
----------------------------- ----------- --------------- ----------- ------------------ ------------------
Mark J. Hall                     1998            136,250      65,000              1,322              30,000
Sr. Vice President               1997            116,250      40,000              6,327             120,000
Distributor Division             1996                  -           -                  -                   -
----------------------------- ----------- --------------- ----------- ------------------ ------------------
Kirk S. Blower                   1998            111,250      16,800              1,400                   -
Sr. Vice President               1997            102,850      10,000              7,468                   -
Juice Division                   1996             96,121       9,836              4,513                   -
----------------------------- ----------- --------------- ----------- ------------------ ------------------
John R. Brooks                   1998             99,658       9,340             15,894                   -
Sr. Vice President               1997             59,723       5,137             14,922              60,000
Soda Division                    1996                  -           -                  -                   -
----------------------------- ----------- --------------- ----------- ------------------ ------------------


(1) SALARY - Pursuant to his employment agreement, Mr. Sacks is entitled to an annual base salary of $170,000. For 1998 and 1997, Mr. Sacks agreed to a temporary reduction of his annual base salary to $160,000. For 1996, Mr. Sacks agreed to a temporary reduction of his annual base salary to $135,000.

     Pursuant to his employment agreement, Mr. Schlosberg is entitled to an annual base salary of $170,000 starting when he commenced full-time employment, during July 1995. For 1998, Mr. Schlosberg agreed to a temporary reduction of his annual base salary to $160,000. For 1997, Mr. Schlosberg agreed to a temporary reduction of his annual base salary to $158,030. For 1996, Mr. Schlosberg agreed to a temporary reduction of his annual base salary to $127,500.

(2)  BONUS-Payments made in 1999 and 1998 for bonuses accrued in 1998 and 1997.

(3) OTHER ANNUAL COMPENSATION - The cash value of perquisites of the named persons did not total $50,000 or 10% of payments of salary and bonus for each of the years shown, except for Mr. Brooks in 1998 and 1997.

     For 1998, Mr. Brooks' perquisites include $15,000 for housing allowances and $894 for automobile related expenses. For 1997, Mr. Brooks' perquisites include $11,500 for housing allowances and $3,422 for relocation and automobile related expenses.

(4)  LTIP PAYOUTS - None paid. No plan in place.

(5) RESTRICTED STOCK AWARDS - The Company does not have a plan for restricted stock awards.

     ALL OTHER COMPENSATION - none paid


             OPTION/SAR GRANTS FOR THE YEAR ENDED DECEMBER 31, 1998

                                                                                             Potential realizable
                                                                                             value at assumed
                                                                                             annual rates of stock
                                                                                             price appreciate for
Individual Grants                                                                            option term

--------------------------- ------------------ ----------------- ------------ -------------- ---------- -------------
                                               Percent of
                            Number of          total
                            Securities         Options/SARs      Exercise
                            underlying         granted to        or base
                            Options/SARs       employees in      price        Expiration        5%          10%
Name                        granted (#)        1998              ($/Share)    Date              ($)         ($)
--------------------------- ------------------ ----------------- ------------ -------------- ---------- -------------

Rodney C. Sacks                  75,000(1)          26.3%              $1.59     1/30/08        75,000       189,750
--------------------------- ------------------ ----------------- ------------ -------------- ---------- -------------

Hilton H. Schlosberg             75,000(1)          26.3%              $1.59     1/30/08        75,000       189,750
--------------------------- ------------------ ----------------- ------------ -------------- ---------- -------------

Mark J. Hall                     30,000(2)          10.5%              $1.59     1/30/04        30,000        75,900
--------------------------- ------------------ ----------------- ------------ -------------- ---------- -------------




1 37,500 options to purchase the Company's common stock are exercisable on January 30, 1998; and 37,500 are exercisable on January 30, 1999.



2 10,000 options to purchase the Company's common stock are exercisable on January 30, 1998; 10,000 are exercisable on January 30, 1999; and 10,000 are exercisable on January 30, 2000.

                    OPTION/SAR VALUES AT DECEMBER 31, 1998



------------------------------- --------------------- -------------------- ---------------------- ----------------------
                                                                           Number of underlying   Value of
                                                                           unexercised            unexercised
                                                                           options/SARs at        in-the-money
Name                                                                       December 31, 1998      options/SARs at
                                                                           (#)                    December 31, 1998
                                                                                                  ($)
                                                                           ---------------------- ----------------------
                                Shares acquired on    Value                Exercisable/           Exercisable/
                                exercise (#)          Realized ($)         Unexercisable          Unexercisable
------------------------------- --------------------- -------------------- ---------------------- ----------------------

Rodney C. Sacks                       387,500             $1,921,625            0 /                        0 /
                                                                                  37,500 (1)                  141,938
------------------------------- --------------------- -------------------- ---------------------- ---------------------

Hilton H. Schlosberg                  337,500             $1,684,125            0 /                        0 /
                                                                                  37,500 (2)                  141,938
------------------------------- --------------------- -------------------- ---------------------- ---------------------

Mark J. Hall                           34,000             $  179,660            0 /                        0 /
                                                                                 116,000 (3)                  489,940
------------------------------- --------------------- -------------------- ---------------------- ---------------------

Kirk S. Blower                         84,000             $  362,040            0 /                        0
                                                                                      0                      /  0
------------------------------- --------------------- -------------------- ---------------------- ---------------------

John R. Brooks                           -                     -           12,000 /                   50,940
                                                                                 48,000 (4)                 / 203,760
------------------------------- --------------------- -------------------- ---------------------- ---------------------



1 Includes options to purchase 37,500 shares of the Company's common stock at $1.59 per share of which none are exercisable at December 31, 1998, granted pursuant to a Stock Option Agreement dated January 30, 1998 between the Company and Mr. Sacks.



2 Includes options to purchase 37,500 shares of the Company's common stock at $1.59 per share of which none are exercisable at December 31, 1998, granted pursuant to a Stock Option Agreement dated January 30, 1998 between the Company and Mr. Schlosberg.



3 Includes options to purchase 96,000 shares of the Company's common stock at $1.06 per share of which none are exercisable at December 31, 1998, granted pursuant to a Stock Option Agreement dated February 10, 1997 between the Company and Mr. Hall; and options to purchase 20,000 shares of the Company's common stock at $1.59 per share of which none are exercisable at December 31, 1998, granted pursuant to a Stock Option Agreement dated January 30, 1998 between the Company and Mr. Hall.



4 Includes options to purchase 60,000 share of the Company's common stock at $1.59 per share of which 12,000 are exercisable at December 31, 1998, granted pursuant to a Stock Option Agreement dated February 24, 1997 between the Company and Mr. Brooks.

Performance Graph

The following graph shows a five-year comparison of cumulative total returns.(1)

                  [GRAPH OMITTED]


                           TOTAL SHAREHOLDER RETURNS

                            ANNUAL RETURN PERCENTAGE
                                  Years Ending

COMPANY NAME/INDEX                 DEC94     DEC95     DEC96     DEC97     DEC98
-------------------                ------    -----     -----     -----     -----
HANSEN NATURAL CORP                (28.57)   (63.36)   54.59     70.62   196.63
S & P SMALLCAP 600 INDEX           ( 4.77)    29.96    21.32     25.58  (  1.31)
PEER GROUP                         (54.85)   (25.29)   52.16     33.97  ( 42.80)


                                INDEXED RETURNS
                                  Years Ending

                         Base
                         Period
COMPANY NAME/INDEX       DEC93     DEC94     DEC95     DEC96     DEC97     DEC98
------------------       -----     -----     -----     -----     -----     -----
HANSEN NATURAL CORP      100       71.43     26.17     40.46     69.03    204.76
S & P SMALLCAP 600 INDEX 100       95.23    123.76    150.14    188.56    186.10
PEER GROUP               100       45.15     33.73     51.33     68.77     39.33




(1)Annual return assumes reinvestment of dividends. Cumulative total return assumes an initial investment of $100 on December 31, 1993. The Company's self-selected peer group is comprised of Atlantic Premium Brands, Ltd. (which began trading in November 1993); Great Pines Water, Inc. (which began trading in August 1993); Saratoga Beverage Group (which began trading in June 1993); Cable Car Beverage Corporation (which was acquired by Triarc Companies, Inc. in
December 1997); and Cott Corporation, National Beverage Corporation, Clearly Canadian Beverage Company, Triarc Companies, Inc. and Northland Cranberries, which are also members of the peer group, traded during the entire five-year period.

Compensation of Directors

         The Company's current policy is to pay outside directors (non-executive officers) who are not contractually entitled to be nominated to serve as directors, annual fees of $7,000 plus $500 for each meeting attended of the Board of Directors of the Company or any committee thereof. Benjamin Polk earned directors fees of $8,000 and Norman Epstein earned directors fees of $7,500 for the one-year period ended December 31, 1998. Mark S. Vidergauz earned directors fees of $4,500 for the seven-month period ended December 31, 1998. See "Certain Relationships And Related Transactions" below for description of contractual obligations to nominate certain outside directors. Under the terms of his Consulting Agreement, Harold C. Taber, Jr. did not receive any additional compensation for serving as a director of the Company for the year ended December 31, 1998.

Company Stock Option Plan

     Pursuant to the Plan, Messrs. Sacks and Schlosberg have each been granted options to purchase 37,500 shares of Common Stock pursuant to individual stock option agreements each dated January 30, 1998 exercisable for a ten-year period at an exercise price of $1.59 per share.

     In addition, pursuant to the Plan, Messrs. Sacks and Schlosberg have each been granted options to purchase 100,000 shares of Common Stock, each of which vest 9,500 on February 2, 1999, 23,500 on February 2, 2000, 23,500 on February 2, 2001, 23,500 on February 2, 2002 and 20,000 on February 2, 2003, pursuant to individual stock option agreements each dated February 2, 1999 exercisable for a ten-year period at an exercise price of $4.25 per share.

Outside Directors Stock Option Plan

     Mr. Polk has been granted options to purchase 12,000 shares of the Company's common stock, pursuant to an individual stock option agreement, dated as of June 30, 1995, exercisable for a ten-year period at an exercise price of $1.38 per share, under an option plan that the Company has for its outside directors (the "Directors Plan").

     Mr. Vidergauz has been granted options to purchase 12,000 shares of the Company's common stock, pursuant to an individual stock option agreement, dated as of June 18, 1998, exercisable for a ten-year period at an exercise price of $3.27 per share, under an option plan that the Company has for its outside directors (the "Directors Plan").

Certain Relationships and Related Transactions

     The description of the agreements and relationships set forth below is qualified by reference to the specific terms of such agreements and the description of such relationships set forth in reports and registration statements and exhibits thereto filed or to be filed by the Company with the SEC under the 34 Act and the Securities Act of 1933, including any post-effective amendments to the Company's registration statement on Form S-3 (No. 33-35796) and on Form S-8 (No. 333-41333). Copies of any such reports and registration statement or exhibits thereto will be provided upon written request directed to the Chairman, Hansen Natural Corporation, 2380 Railroad Street, Suite 101, Corona, California 92880-5471 and payment of a fee in the amount of the Company's reasonable expenses in furnishing such documents.

     Pursuant to the terms of a certain Assignment Agreement dated July 27, 1992 between Hansen Juices, Inc., now known as the Fresh Juice Company of California, Inc. ("FJC") and Hansen, the Company has agreed to nominate and solicit proxies for the election to the Company's Board of Directors of one of the trustees designated by the trustees of a certain trust (the "Trust") formed pursuant to an Agreement of Trust dated July 27, 1992 for so long as the Trust shall be in existence for the benefit of Hansen and FJC. The initial designee of the Trust nominated to the Board was Anthony F. Kane who resigned from the Board on June 21, 1993 due to personal time constraints. No other designee has been nominated by the Trust.

     Rodney C. Sacks is currently acting as the sole trustee of the Trust, as FJC has failed to designate any person to act as Trustee. The Company and HBC have agreed to indemnify Mr. Sacks and hold him harmless from any claims, loss, liability or expense arising out of his acting as Trustee.

     Benjamin M. Polk is a partner of Whitman Breed Abbott & Morgan LLP, a law firm retained by the Company since 1992 and in the current fiscal year.

                                  OTHER MATTERS

     The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board of Directors of the Company may recommend.

     It is important that your shares be represented at the meeting, regardless of the number of shares which you hold. You are, therefore, urged to execute and return, at your earliest convenience, the accompanying proxy card in the stamped, self-addressed envelope which has been enclosed.

                           BY ORDER OF THE BOARD OF DIRECTORS

Dated: August 24, 1999

                                   APPENDIX A



Resolution Proposed for Adoption by Stockholders of the Company in connection with the Amendment of the Hansen Natural Corporation Stock Option Plan.

              RESOLVED, that the Hansen Natural Corporation Stock Option Plan (the "Plan") be and it hereby is amended and restated to provide that the number of shares of common stock issuable upon exercise of options granted under the Plan shall be increased from 2,000,000 to 3,000,000.

and be it
              FURTHER RESOLVED, that the Corporation shall reserve a total 3,000,000 shares of Stock for issuance pursuant to the Plan;

and be it
              FURTHER RESOLVED, that the appropriate officers of the Corporation be and each of them hereby are, authorized, empowered and directed in the name and on behalf of the Corporation to take all actions necessary or appropriate to give effect to the intent of the foregoing resolutions.



Proposed Amendment to Hansen Natural Corporation Stock Option Plan.

1.       Amending the first sentence of Section 3 of the Plan:

          3.  Shares Subject to the Plan

                  The aggregate number of shares of Stock which may be awarded under the Plan or subject to purchase by exercising Options is 3,000,000 shares.